      EXHIBIT 4.2

       FORM OF 4.5% CONVERTIBLE SENIOR SUBORDINATED SECURED NOTE DUE 2009

                       ----------------------------------


                              ROCKFORD CORPORATION

                             [FORM OF FACE OF NOTE]


[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE.]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

[THE COMPANY MAY, BUT IS NOT OBLIGATED TO, INSTRUCT THE TRUSTEE TO PLACE THE FOLLOWING PARAGRAPH ON THE FACE OF EACH NOTE HELD BY OR TRANSFERRED TO AN "AFFILIATE" (AS DEFINED IN RULE 501(B) OF REGULATION D UNDER THE SECURITIES ACT) OF THE COMPANY:]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY BE SOLD ONLY IN COMPLIANCE WITH RULE 144, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

[THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE.]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE

BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.8 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                              ROCKFORD CORPORATION

           4.5% Convertible Senior Subordinated Secured Note due 2009


THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR U.S. FEDERAL INCOME TAX PURPOSES. ROCKFORD CORPORATION WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE DATE, ISSUE PRICE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT AND, AS APPROPRIATE, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE, UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO ROCKFORD CORPORATION AT 600 SOUTH ROCKFORD DRIVE, TEMPE, ARIZONA 85281,
ATTN.: CHIEF FINANCIAL OFFICER.

No. ______                                                      $_______________


CUSIP No. 77316PAA9



      Rockford Corporation, a corporation duly organized and validly existing under the laws of the State of Arizona (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ____________________, or registered assigns, the principal sum of ___________ United States Dollars on June 10, 2009 and to pay interest on said principal sum semi-annually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing December 15, 2004, at the rate per annum specified in the title of this Note, accrued from June 10, 2004. The interest so payable on any June 15 or December 15 will be paid to the person in whose name this Note, or portion thereof (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the 4th day of the month in which the Interest Payment Date shall occur, whether or not such date is a Business Day;

provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note (including Liquidated Damages, if any) shall be made at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided further, however, that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of Five Hundred Thousand United States Dollars ($500,000), interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such holder from time to time to the Trustee and paying agent (if different from the Trustee) at least five (5) Business Days prior to the applicable record date.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving a holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                    ROCKFORD CORPORATION






                                    -----------------------------------------
                                    [Name, Title]



      Attest:




      -------------------------------------------
      [Name, Title]





      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      BNY Western Trust Company,

      as Trustee, certifies that this is one of the Notes described in the within-named Indenture.



      Dated:



      By:
         ---------------------------------

            Authorized Signatory

                            [FORM OF REVERSE OF NOTE]


                              ROCKFORD CORPORATION

           4.5% Convertible Senior Subordinated Secured Note due 2009

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.5% Convertible Senior Subordinated Secured Notes due 2009 (herein called the "Notes"), limited to the aggregate principal amount of Twelve Million, Five Hundred Thousand United States Dollars, ($12,500,000) all issued or to be issued under and pursuant to an Indenture dated as of June 10, 2004 (herein called the "Indenture"), between the Company and BNY Western Trust Company (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. All capitalized terms used herein without definition shall have the meaning set forth in the Indenture.

      In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Liquidated damages paid pursuant to Section 15.2 of the Indenture, if any, shall be paid within ten (10) Business Days of the date from which such liquidated damages accrued pursuant to Section 15.2. Liquidated Damages on the Notes paid pursuant to Section 2(f) of the Registration Rights Agreement, if any, shall be paid at the times and in the manner provided therein.

      The Indenture contains provisions permitting the Company and the Trustee in certain limited circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute amendments to the Indenture or supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment or supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Notes, the obligation of the Company to repurchase any Note at the option of the holder upon the happening of a Repurchase Event, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or change the currency in which the Notes are payable, or impair or change in any respect adverse to the Noteholders the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.7, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

      It is also provided in the Indenture that the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes when due, (ii) a failure by the Company to convert any Notes into Common Stock or
(iii) a default in respect of a covenant or provisions of the Indenture which under Article XI thereof cannot be modified or amended without the consent of the holders of all Notes then outstanding. Any such consent or waiver by a holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether any notation thereof is made upon this Note or such other Notes.

      The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness as set forth in Article IV of the Indenture.

      Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Notes are issuable in registered form without coupons in denominations of One Thousand United States Dollars ($1,000) principal amount and integral multiples thereof. At the office of Trustee or the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      (1) From and after June 10, 2007, the Company may, at its option, redeem all or any part of the Notes, upon notice as set forth in the Indenture, and the Company shall pay each holder of Notes redeemed a redemption price equal to the principal amount of such Notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

      If such notice of redemption has been given as provided in the Indenture, the Notes or portion of Notes called for redemption shall, unless converted into Common Stock pursuant to the terms of the Indenture, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price and interest accrued to, but excluding, the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Notes at the redemption price and interest accrued to, but excluding, said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and such Notes shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4 of the Indenture, to be entitled to any benefit or security under the Indenture, and the holders of such Notes shall have no right in respect of such Notes except the right to receive the redemption price and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in such notice, such Notes or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price and interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an Interest Payment Date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture.

      The Notes are not subject to redemption through the operation of any sinking fund.

      Upon the occurrence of a "Repurchase Event," the Noteholder has the right, at such holder's option, to require the Company to repurchase all or any portion of such holder's Notes or any portion thereof (in the principal amounts of One Thousand United States Dollars ($1,000) or integral multiples thereof) on the 40th calendar day (or, if such 40th day is not a Business Day, the next succeeding Business Day) after notice of such Repurchase Event at a price equal to (i) 115% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs prior to or on June 10, 2006, (ii) 110% of the principal amount of Notes such holder elects to require the Company to repurchase, if the Repurchase Event occurs after June 10, 2006 but prior to or on June 10, 2008 and (iii) 105% of the principal amount of the Notes such holder elects to require the Company to repurchase if the Repurchase Event occurs after June 10, 2008, but prior to or on June 10, 2009, together, in each case, with accrued interest to the date fixed for repurchase; provided that if such repurchase date is an Interest Payment Date, then the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section 2.3 of the Indenture. If the repurchase date is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes repurchased, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note, less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is repurchased between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Repurchase Event and of the repurchase right arising as a result thereof on or before the fifth (5th) Business Day after the occurrence of such Repurchase Event. If a redemption date pursuant to Article III of the Indenture shall occur prior to any repurchase date established pursuant to a Company Notice under Section 16.2 of the Indenture, provided that the Company shall have deposited or set aside an amount of money sufficient to redeem such Notes as set forth in Section 3.2 of the Indenture on or before such repurchase date, all such Notes shall be redeemed pursuant to Article III of the Indenture and the repurchase rights under Article XVI of the Indenture shall have no effect.

      Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time following the date of original issuance of the Notes and prior to the close of business on June 10, 2009 (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as otherwise provided in the Indenture, at the close of business on the Business Day next preceding the date fixed for redemption unless the Company shall default in payment due upon redemption), to convert the principal hereof or any portion of such principal which is One Thousand United States Dollars ($1,000) or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $5.29 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. If a conversion notice is delivered prior to June 10, 2007 and within ninety (90) days following a Repurchase Event, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Additional Conversion Payment"), less the amount of any interest actually paid on the Note prior to the repurchase date (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment Date). The Company shall pay in cash, on this Note or portion thereof surrendered for conversion during the period from the close of business on any Interest Payment Date to which interest has been fully paid through the close of business on the Business Day preceding the record date for the next such Interest Payment Date, accrued and unpaid interest, if any, to, but excluding, the date of conversion. Any such payment of interest shall be made with ten (10) Business Days after the Conversion Date. Notwithstanding the foregoing, if this Note shall be surrendered for conversion during the period from the close of business on any record date for any Interest Payment Date through the close of business on the Business Day next preceding such Interest Payment Date, the holder (unless the Note or the portion thereof being converted shall have been called for redemption pursuant to a redemption notice mailed to the Noteholders in accordance with Section 3.2 of the Indenture or shall have become due prior to such Interest Payment Date as a result of a Repurchase Event) must, at the time of conversion of the Note, pay by wire transfer of immediately available funds or other funds acceptable to the Company, an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

      The Company may, at its option, automatically convert all or a portion of the Notes (an "Automatic Conversion") at any time prior to June 10, 2007 if the Closing Price (as defined in the Indenture) per share of the Common Stock has exceeded two hundred and twenty five percent (225%) of the Conversion Price then in effect for at least fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days ending five (5) Trading Days prior to the date the Company gives to all holders of Notes a notice specifying the date on which an Automatic Conversion will become effective, provided that either (x) a registration statement covering the resale of the Conversion Shares is effective and available for use from the date of the notice of

Automatic Conversion through and including the earlier of the date on which the Automatic Conversion becomes effective or the last date on which the registration statement is required to be kept effective under the terms of the Registration Rights Agreement, or (y) the shares of Common Stock issuable upon the Automatic Conversion may be sold pursuant to Rule 144 under the Securities Act. If the effective date of an Automatic Conversion is prior to June 10, 2007, the Company shall make an additional payment in cash to each holder of Notes with respect to the Notes converted, in an amount equal to $135 per each One Thousand United States Dollars ($1,000) principal amount of the Note (the "Company Conversion Provisional Payment"), less the amount of any interest actually paid on the Note prior to the effective date of the Automatic Conversion (and, if the Note is converted between a record date and the next Interest Payment Date, less interest payable on each One Thousand United States Dollars ($1,000) principal amount of the Note on such next Interest Payment
Date).

      Unless the Company shall have theretofore called for redemption all of the Notes then outstanding, if the Company elects to convert all or a portion of the Notes pursuant to its Automatic Conversion right, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of the Automatic Conversion not more than thirty (30) days but not less than five (5) days before the date of effectiveness of the Automatic Conversion as set forth in the Indenture. In case the Notes are to be converted in part only, the notice shall state the portion of the principal amount thereof to be converted and shall state that on and after the effective date of the Automatic Conversion, upon surrender of such Note, a new Note or Notes in principal amount equal to the unconverted portion thereof will be issued.

      In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes not converted prior to the expiration of such conversion right by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price and interest accrued to the date fixed for redemption, of such Notes.

      [INCLUDE EITHER OF THE FOLLOWING PARAGRAPHS ONLY BASED UPON HOLDER'S ELECTION UNDER SECTION 2(K) OF THE SECURITIES PURCHASE AGREEMENT] [Conversion Limitation. The holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 9.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph.]

            [Each holder hereby agrees that in no event will it convert any of the Notes in excess of the number of such Notes upon the conversion of which (x) the number of shares of Common Stock beneficially owned by such holder (other than the shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion analogous to the limitation contained in this paragraph) plus (y) the number of shares of Common Stock issuable upon the conversion of such Notes, would be equal to or exceed 4.99% of the number of shares of Common Stock then issued and outstanding (after giving effect to such conversion), it being the intent of the Company and the holder that the holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the extent that the limitation contained in this paragraph applies (and without limiting any rights the Company may otherwise have), the Company may rely on the holder's determination of whether the Notes are convertible pursuant to the terms hereof, the Company having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of the Conversion Notice by the holder shall be deemed to be the holder's representation that the Notes specified therein are convertible pursuant to the terms hereof. Nothing contained herein shall be deemed to restrict the right of a holder to convert the Notes at such time as the conversion thereof will not violate the provisions of this paragraph. ]

      Upon due presentment for registration of transfer of this Note and any other documents as may be required to be delivered by the Indenture at the office or agency of the Company which shall be the Corporate Trust Office of the Trustee, or at any other office or agency permitted by the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the requirements and limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat a registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof (including Liquidated Damages to the extent accrued but unpaid), or on account hereof, for the conversion hereof and for all other purposes; and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, such registered holder for the time being shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable on this Note.

      No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates, shall have any personal liability in respect of the obligations of the Company under this Note by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. The holder hereof by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common          UNIF GIFT MIN ACT -



                                              -----------------------------
Custodian

                                                        (Cust)

      TEN ENT - as tenants by the entireties
                                              -----------------------------

                                                        (Minor)

      JT TEN - as joint tenants with right

      of survivorship and not as tenants      Uniform Gifts to Minors Act
                                                                         -------
      in common                                                          (State)



      Additional abbreviations may also be used though not in the above list.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE



      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                            Principal Amount
                      Amount of decrease in      Amount of increase in     of this Global Note     Signature of authorized
                       Principal Amount of        Principal Amount of        following such         officer of Trustee or
Date of Exchange         this Global Note          this Global Note       decrease (or increase)        Note Custodian